UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported):  May 22, 2012

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change.  Trailing 3-month average versus prior year.)

	February ‘12	March ‘12	April ‘12
Process Management	+10	+10 to +15	+15
Industrial Automation	0 to +5	0	-5 to 0
Network Power	0 to +5	-5 to 0	-10 to -5
Climate Technologies	-15 to -10	-10	-5 to 0
Commercial & Residential Solutions	+5 to +10	+5 to +10	0 to +5
Total Emerson	0 to +5	0 to +5	0 to +5

April 2012 Orders Comments:

Emerson trailing three-month orders grew slightly, led by strength in Process Management and Commercial & Residential Solutions.  Network Power order trends were mixed among geographies and end markets, and Climate Technologies, while lower than prior year, continued to trend favorably.  Excluding the impact of currency, which deducted 4 percentage points, underlying orders grew 5 percent, the highest rate of growth since October 2011.

The accelerating order trends, record backlog, and strong April sales growth provide an encouraging start to the second half of 2012.  Greater than normal backlog conversion and continued solid orders growth are expected through the end of the year.

Orders reflected very strong growth in Process Management, driven by robust oil and gas and chemical industry investment.  Favorable global energy prices continue to support end market demand, particularly in North America, where year-to-date orders growth has exceeded 25 percent.  Orders excluding currency, which deducted 7 percentage points, increased more than 20 percent.  Process Management will drive the backlog conversion in the second half, supporting very strong sales growth through the balance of 2012.

Total orders in Industrial Automation decreased, as currency exchange rates deducted 4 percentage points.  Excluding currency, orders were flat, as the electrical distribution and ultrasonic welding businesses remained strong and solar project activity improved.  Weakness in the Japanese and European nuclear markets is putting pressure on the fluid automation business.  While orders in the power generating alternators business declined due to a very strong 2011 order base, demand in core end markets remains solid.

Network Power orders decreased, primarily driven by continued telecommunications and information technology end market weakness, and product line rationalization in the embedded computing and power business.  Excluding currency, which deducted 2 percentage points, orders declined 5 percent.  In the network power systems business, which excludes the embedded computing and power business, orders without currency grew 2 percent, as very strong demand in Asia and Latin America was partially offset by softness in North America and persisting weakness in Europe.

Climate Technologies orders trended favorably but remained below prior year, as global end markets exhibited modest signs of improvement.  Orders were mixed geographically, with soft demand in Europe and robust growth in Asia.  In the U.S., air conditioning demand accelerated, with the month of April reflecting strong growth over the prior year on a comparable weekly basis.  The global refrigeration and solutions businesses grew moderately.  Currency exchange rates deducted 1 percentage point.  The pace of improvement supports the expectation for moderate recovery of 3 to 5 percent sales growth in the second half after 3 challenging quarters.

Orders growth in Commercial & Residential Solutions remained solid, supported by U.S. commercial and residential construction end markets.  Growth was led by the professional tools and residential storage businesses, which have benefited from solid U.S. consumer spending.

Upcoming Investor Events:

On Wednesday, May 23, 2012, Emerson Chairman and Chief Executive Officer David N. Farr will present at the Electrical Products Group Conference in Longboat Key, Florida, at 10:00 a.m. ET.  The presentation will be posted on Emerson’s website at www.Emerson.com/financial at the time of the event and remain available for approximately three months after the event.

On Friday, June 1, 2012, Emerson Chairman and Chief Executive Officer David N. Farr will present at the Sanford Bernstein Strategic Decision Conference in New York City, at 9:00 a.m. ET.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: May 22, 2012	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary